UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 23, 2011
The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339

(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500
Dallas, Texas	75219

(Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Brookwood Receives Loan Waiver
     As previously disclosed in the Form 10-Q of The Hallwood Group Incorporated (the “Company”) for the quarterly period ended March 31, 2011, due to a decline in military sales for the 2011 first quarter, the Company’s Brookwood subsidiary was unable to meet the financial covenant contained in its Working Capital Revolving Credit Facility with KeyBanc that requires income before taxes of at least $1 in each quarter. Brookwood’s loss before taxes for the 2011 first quarter was $299,000. Accordingly, Brookwood requested a waiver from KeyBanc for the income covenant for the period ended March 31, 2011.
     Pursuant to a letter received by Brookwood from KeyBanc dated May 23, 2011, KeyBanc acknowledged the non-compliance of the income covenant and indicated its agreement to waive the default for the period ended March 31, 2011. KeyBanc further noted that the continuation of any advances by KeyBanc under the Working Capital Revolving Credit Facility does not waive or impair any of KeyBanc’s rights and remedies under the loan agreement, nor does it establish a course of conduct on which Brookwood should or could rely.
     Additionally, KeyBanc consented to the payment by Brookwood to the Company of a cash dividend and tax sharing payment of $1,000,000 and $589,000, respectively. Such payments will be completed by May 31, 2011.
     The information under this item in this Current Report on 8-K is provided under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information under this item in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	THE HALLWOOD GROUP INCORPORATED
	By:	/s/ Richard Kelley
		Name:	Richard Kelley
		Title:	Vice President & Chief Financial Officer